Exhibit 10.7

EXHIBIT F

INTER-CREDITOR AGREEMENT

THIS INTER-CREDITOR AGREEMENT (this “Agreement”) is made and effective as of  October 31, 2008, by and between (i) the holders of the Original Issue Discount Senior Secured Convertible Debentures of Blink Logic Inc., a Nevada corporation (f/k/a Datajungle Software Inc., a Nevada corporation) (the “Company”) due September 28, 2009 (the “September Creditors”), (ii) the holder of the Company’s Original Issue Discount Senior Secured Convertible Debentures due June 12, 2010 (the “June Creditor”) (iii) the holder of the Company’s Original Issue Discount Senior Secured Convertible Debentures due July 28, 2010 (the “July Creditor”), (vi) the holders of the Company’s Original Issue Discount Senior Secured Convertible Debentures due August 20, 2010 (the “August Creditors” and collectively with the September Creditors, the June Creditor, the July Creditor and the August Creditors, the “Existing Creditors”) and (v) the New Creditors (as defined below) (the Existing Creditors and the New Creditors are collectively referred to as the “Creditors”).

RECITALS

WHEREAS, the September Creditors are the parties to that certain Securities Purchase Agreement dated September 28, 2007 (the “September Purchase Agreement”) by and between each of the September Creditors and the Company and are the holders of those Original Issue Discount Senior Secured Convertible Debentures due September 28, 2009 and dated September 28, 2007, for an aggregate total Principal Amount of up to $4,070,000 executed by the Company in favor of the September Creditors (the “September Indebtedness”), and the September Creditors are the beneficiaries of that certain Security Agreement dated September 28, 2007 (the “September Security Agreement”) between the Company, all of its Subsidiaries (as defined therein) and the September Creditors and Enable Growth Partners L.P., as collateral agent for the benefit of the September Creditors (the “Collateral Agent”) pursuant to which the September Indebtedness is secured by all of the assets of the Company;

WHEREAS, the June Creditor is the party to that certain Securities Purchase Agreement dated June 12, 2008 (the “June Purchase Agreement”) by and between the June Creditor and the Company and is the holder of that certain Original Issue Discount Senior Secured Convertible Debenture due June 12, 2010 and dated June 12, 2008, for an aggregate total Principal Amount of up to $444,400 executed by the Company in favor of the June Creditor (the “June Indebtedness”) and the June Creditor is the beneficiary of that certain Security Agreement dated June 12, 2008 (the “June Security Agreement”) between the Company, all of its Subsidiaries (as defined therein), the June Creditor and the Collateral Agent pursuant to which the June Indebtedness is secured by all of the assets of the Company;

WHEREAS, the July Creditor is the party to that certain Securities Purchase Agreement dated July 28, 2008 (the “July Purchase Agreement”) by and between the July Creditor and the Company and is the holder of that certain Original Issue Discount Senior Secured Convertible Debenture due July 28, 2010 and dated July 28, 2008, for an aggregate total Principal Amount of up to $1,222,100 executed by the Company in favor of the July Creditor (the “July Indebtedness”) and the July Creditor is the beneficiary of that certain Security Agreement dated July 28, 2008 (the “July Security Agreement”)

between the Company, all of its Subsidiaries (as defined therein) and the July Creditor, the Collateral Agent pursuant to which the July Indebtedness is secured by all of the assets of the Company;

WHEREAS, the August Creditors are party to that certain Securities Purchase Agreement dated August 20, 2008 (the “August Purchase Agreement”) by and between the August Creditors and the Company and are the holders of those certain Original Issue Discount Senior Secured Convertible Debentures due August 20, 2010 and dated August 20, 2008, for an aggregate total Principal Amount of up to $522,200 executed by the Company in favor of the August Creditors (the “August Indebtedness” and together with the September Indebtedness, the June Indebtedness and the July Indebtedness, the “Existing Indebtedness”), and the August Creditors are the beneficiary of that certain Security Agreement dated August 20, 2008 (the “August Security Agreement” and together with the September Security Agreement, the June Security Agreement and the July Security Agreement, the “Security Agreements”) between the Company, all of its Subsidiaries (as defined therein), the Collateral Agent pursuant to which the August Indebtedness is secured by all of the assets of the Company;

WHEREAS, pursuant to that certain Securities Purchase Agreement dated October 31, 2008 (the “October Purchase Agreement” and together with the September Purchase Agreement, the June Purchase Agreement, the July Purchase Agreement and the August Purchase Agreement, the “Purchase Agreements”), the investors signatory thereto (the “New Creditors”) will be purchasing up to $2,222,000, in the aggregate, in Principal Amount of Original Issue Discount Senior Secured Convertible Debentures due October 31, 2010 from the Company (the “New Indebtedness” and together with the Existing Indebtedness, the “Indebtedness”);

WHEREAS, the New Indebtedness will also be secured by all assets of the Company;

WHEREAS, the Creditors intend that the New Indebtedness and the Existing Indebtedness be secured by all assets of the Company on a senior basis;

WHEREAS, the Creditors wish to memorialize their agreements concerning their respective rights, duties and obligations to one another with respect to the security interests granted under the Indebtedness.

NOW, THEREFORE, in consideration of the mutual covenants herein, their respective performances and benefits pertaining to the Indebtedness, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Ranking.

1.1

The Indebtedness shall rank in the following order of priority: (i) any sums secured or owed to the New Creditors shall rank senior to amounts owed to the Existing Creditors and pro-rata in proportion to such Existing Creditor’s outstanding principal amounts of Indebtedness at any given time that a determination needs to be made of pro-rata holdings, then (ii) any sums secured or owed to the Existing Creditors under the Existing Indebtedness shall rank pari passu with each other, and junior to the New Indebtedness.

The Creditors authorize the Collateral Agent to perform its obligations under the respective Security Agreements pursuant to this provision.

1.2

Any and all claims of the Existing Creditors against the Company or any of its subsidiaries under the Existing Indebtedness, now or hereafter existing, are, and shall be at all times be, subject and subordinate to any and all claims, now or hereafter existing which the New Creditors may have against the Company or any of its subsidiaries (including any claim by the New Creditors  for interest accruing after any assignment for the benefit of any creditors by the Company or any subsidiary or the institution by or against the Company or any subsidiary of the Company of any proceedings under the Bankruptcy Code, or any claim by the New Creditors for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings).

1.3

In case of any assignment for the benefit of creditors by the Company or any subsidiary of the Company, or in case any proceedings under the Bankruptcy Code are instituted by or against the Company or any subsidiary of the Company, or in case of the appointment of any receiver for the Company or any subsidiary’s business or assets, or in case of any dissolution or winding up of the affairs of the Company or any subsidiary of the Company:  (a) the Company and each subsidiary of the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the New Creditors the full amount of the New Creditors’ claims against the Company and any subsidiary of the Company (including interest to the date of payment) before making any payment of principal or interest to the Existing Creditors under the Existing Indebtedness, and, insofar as may be necessary for that purpose, each Existing Creditor hereby assigns and transfers to the New Creditors all security and all of the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) each Existing Creditor hereby irrevocably constitutes and appoints each New Creditor as its true and lawful attorney to act in its name and stead:  (i) to file the appropriate claim or claims on behalf of such Existing Creditor if such Existing Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if any New Creditor elects, at its sole discretion, to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of the Existing Creditors, and to otherwise vote the Existing Creditors’ claim in respect of any indebtedness now or hereafter owing from the Company or any subsidiary to the Existing Creditors in any manner the New Creditors deem appropriate for their respective own benefit and protection.

1.4

In the event that any payment or any cash or noncash distribution is made to any Existing Creditor in violation of the terms of this Agreement, such Existing Creditor shall receive same in trust for the benefit of the New Creditors, and shall forthwith remit such payment or distribution to the Collateral Agent in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the New Creditors.

1.5

If an Event of Default (as defined under any Indebtedness) occurs and any party hereto receives payment from the Company not in compliance with this Agreement, the other parties hereto shall be immediately notified and such payment shall be shared with all of the other Creditors in accordance with their respective pro-rata holdings as set forth in above and in accordance with the priorities set forth above.

1.6

If an Event of Default occurs and any party hereto collects proceeds pursuant to its rights under any Indebtedness, the other parties shall be immediately notified and such payment shall be shared with all of the other Creditors as set forth above and in accordance with the priorities set forth above.

1.7

Notwithstanding any other provision in this Agreement, adjustments shall be made between the Creditors from time to time to reflect the fact that any contingent obligation taken into account as an obligation under the Indebtedness becomes satisfied or incapable of maturing into an actual obligation.

1.8

Notwithstanding anything to the contrary contained in the Purchase Agreements or  any document executed in connection with the New Indebtedness or the Existing Indebtedness and irrespective of: (i) the time, order or method of attachment or perfection of the security interests created in favor of Existing Creditors and the New Creditors, (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any collateral; (iii) anything contained in any filing or agreement to which any Creditor now or hereafter may be a party; and (iv) the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, each Creditor acknowledges that: (x) all other Creditors have a valid security interest in the Collateral, (y) the security interests of the New Creditors shall rank senior to the security interests of the Existing Creditors and (z) the security interests of the Creditors in any Collateral pursuant to any outstanding Indebtedness shall rank in accordance with the provisions of this Agreement and shall be enforced pursuant to the terms of this Agreement through the Collateral Agent.

1.9

Each Creditor agrees not to commence any action or proceeding concerning the Indebtedness or the Collateral without providing at least one business day’s notice to all Creditors.

1.10

The Company and each subsidiary agree that all payments of obligations under the Indebtedness shall be made in accordance with the relative priorities and proportions set forth herein.

2.

Indemnification by Existing Creditors.  Existing Creditors shall indemnify, defend, and hold harmless New Creditors against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorneys’ fees, including those arising from settlement negotiations, that New Creditors shall incur or suffer, which arise, result from, or relate to a breach of, or failure by Existing Creditors to perform under this Agreement.

3.

Indemnification by New Creditors.  New Creditors shall indemnify, defend, and hold harmless Existing Creditors against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorneys’ fees, including those arising from settlement negotiations, that  Existing Creditors shall incur or suffer, which arise, result from, or relate to a breach of, or failure by New Creditors to perform under this Agreement.

4.

 Miscellaneous.

4.1

Assignment.  The rights and obligations of the Creditors under this Agreement may be assigned to or assumed to a transferee of the Debentures (as defined in the respective Purchase Agreements), as applicable.

4.2

Binding Effect.  This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

4.3

Parties in Interest.  Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right to subrogation or action against any party to this Agreement.

4.4

Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

4.5

Amendment.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties.

4.6

Waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

4.7

Notices.  Notices given under this Agreement shall be delivered as set forth in the Purchase Agreements.

4.8

Governing Law and Venue.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, and any action or proceeding, including arbitration, brought by any party in which this Agreement is a subject, shall be brought in New York County, New York.

4.9

Effect of Headings.  The headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

4.10

Invalidity.  Any provision of this Agreement which is invalid, void, or illegal, shall not affect, impair, or invalidate any other provision of this Agreement, and such other provisions of this Agreement shall remain in full force and effect.

4.11

Counterparts.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.  In lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

4.12

Number and Gender.  When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders.

4.13

Further Assurances.  Each party to this Agreement agrees to execute further instruments as may be necessary or desirable to carry out this Agreement, provided the party requesting such further action shall bear all related costs and expenses.

4.14

Professional Fees and Costs.  If any legal or equitable action, arbitration, or other proceeding, whether on the merits or on motion, are brought or undertaken, or an attorney retained, to enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the successful or prevailing party or parties in such undertaking (or the party that would prevail if an action were brought) shall be entitled to recover reasonable attorney's fees and other professional fees and other costs incurred in such action, proceeding, or discussions, in addition to any other relief to which such party may be entitled.  The parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such party reasonably incurs expenses.

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[SIGNATURE PAGE BLKL INTERCREDITOR AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Creditors as of the day and year first written above.

CREDITORS:

Print Name:

By:

Name:

Title:

Address for Notice:

ACKNOWLEDGED AND AGREED TO:

BLINK LOGIC INC.

By:

Name:

Title:

[NAMES OF SUBSIDIARIES]

BLINK LOGIC INC.

By:

Name:

Title: